UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

CLIC TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-208350	47-4982037
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

20200 W Dixie Hwy

Suite 1202

Aventura, FL 33180

(Address of principal executive offices)

(877) 451-0120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On June 13, 2018 the Board of Directors appointed Roman Bond as Chief Executive Officer and entered into an Executive Consulting Agreement for his services.

Mr. Bond is a seasoned IT Executive with more than 20 years of master level project, program and portfolio management to Fortune 50 organizations, with a special focus on large scale Infrastructure, Cloud and Application Management Services implementations. He was previously Chief Operating Officer at NTT DATA Corporation and Director - SAP Program and Project Management at Pactiv Corporation. Additionally, he spent ten years in IT Program Management with Accenture, implementing SAP and Microsoft solutions for several multi-national corporations. Mr. Bond has a degree in finance from DePaul University.

Mr. Bond and the Company have also entered into an Executive Consulting Agreement that has a term of 2 years and is renewable for an additional 2 years, with a monthly fee of $18,000. Additionally, certain shareholders of the Company have agreed to provide Mr. Bond with 11,946,375 shares of the Company’s common stock, that is subject to certain vesting, lock up and leak out provisions.

Yosef Biton, formerly CEO, has become the Chairman of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Executive Consulting Agreement

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLIC TECHNOLOGY INC.

Date: July 31, 2018	By:	/s/ Roman Bond
Roman Bond, Chief Executive Officer

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